                    COLUMBIA MANAGEMENT FUNDS REORGANIZATION

                  DRAFT Q & A: FUND REALIGNMENT PROXY STATEMENT







              TALKING POINTS FOR USE WITH FINANCIAL PROFESSIONALS
                           AND FUND SHAREHOLDERS ONLY



            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

Q1. WHAT ARE THE PROPOSED TRANSACTIONS?

                TARGET FUND                                ACQUIRING FUND                   MERGER DATE*
--------------------------------------------- ------------------------------------------ --------------------
Columbia Common Stock Fund                    Columbia Large Cap Core Fund                     2/26/05
Columbia Growth Fund                          Columbia Large Cap Growth Fund                   2/26/05
Columbia International Equity Fund            Columbia International Stock Fund                2/26/05
Columbia Corporate Bond Fund                  Columbia Quality Plus Bond Fund                  2/26/05
Columbia Contrarian Income Fund

* Pending shareholder approval.

Q2.   WHY ARE YOU REORGANIZING YOUR MUTUAL FUNDS?
A2. Our goal at Columbia Management is to provide shareholders with investment options that capitalize on the strengths and resources of our individual investment advisors.

      The proposed transactions are designed to simplify and strengthen our product universe. By reducing product overlap, we expect to help manage the costs of our new investment management organization. We also believe these transactions align our best investment talent with additional assets to manage, and may help to improve the expense ratios charged to shareholders, which in turn could help improve returns to shareholders.

Q3.   WHEN WILL THIS REORGANIZATION TAKE EFFECT?
A3. The proposed transactions have been approved by the target funds' and acquiring funds' Trustees and must now be approved by the shareholders of the target funds. All of the target funds were closed to new investments at the close of business on November 10, 2004. Columbia Management expects that the transactions, if approved, will be completed by the end of February 2005.

Q4.   WHEN WILL THE PROXY STATEMENTS BE MAILED?
A4. The proxy statements will begin mailing during the week of January 10, 2005.

Q5.   WHAT NUMBER CAN I CALL TO VOTE?
A5. You can call toll-free 1-866-270-3134 for questions and also to vote via a live representative. Registered shareholders can also call 866-241-6192 to vote via touch-tone phone. Additionally, there are three other ways to vote, by mail, fax and via the internet. The toll-free number to vote via fax is 888-796-9932, and the address to vote via the internet is https://vote.proxy-direct.com.

Q6.   CAN MY FINANCIAL ADVISOR VOTE MY SHARES?
A6. No. Shares must be voted by using the proxy card that was mailed to the shareholder, via telephone or fax or the internet using the unique control number printed on the proxy card. See Q5 directly above for ways to vote.


            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

Q7.   ARE YOU USING A PROXY SOLICITOR?
A7. Yes. We are using a firm called Alamo Direct who will call clients on our behalf to remind them to vote. Shareholders who have sent in their completed proxies will not be called.


Q8.   WHY ARE YOU USING A PROXY SOLICITOR?
A8. A proxy solicitor will assist us in ensuring that as many shareholders as possible participate in the vote.

Q9.   AREN'T YOU REALLY DOING THESE MERGERS TO HIDE POOR PERFORMANCE?
A9. Performance was not the driving factor for our proposals, though we expect that these actions could help improve performance. These actions are intended to take advantage of our investment talent, and to simplify and strengthen our mutual fund product universe. The objective of consolidating additional assets under fewer managers is also designed to reduce expenses for shareholders. Thus, we believe this is in the long-term interest of our shareholders.

Q10.  WHAT IF SHAREHOLDERS DO NOT APPROVE THE PROPOSED MERGERS?
A10. While we do not expect that to occur, in the event that we do not receive shareholder approval, the Board of Trustees of the target fund will consider action to take. Such action could include liquidation of your fund.

Q11. WHAT EFFECT WILL THE MERGER HAVE ON MY ACCOUNT BALANCE AND THE VALUE OF MY ACCOUNT?
A11. The value of your account will not change as a result of the merger. However, the number of shares you receive of the acquiring fund may be different from the number you owned of the target fund, depending on the net asset value (NAV) per share of the acquiring fund.

Q12.  WHEN WILL THE MERGER RATIO BE AVAILABLE?
A12. The merger ratio will be available on the Monday following the merger. It will be posted on the Columbia Funds website (www.columbiafunds.com) and will be communicated to the back offices of our distribution partners as well.

Q13. WHAT WILL HAPPEN TO THE SECURITIES HELD IN THE TARGET FUNDS? A13. They will become part of the acquiring fund's portfolio.

Q14.  WHO WILL MANAGE MY FUND -- THE SAME PERSON/TEAM OR A NEW ONE?
A14. Currently, the transactions involving the Columbia International Equity and Columbia International Stock Funds and the Columbia Growth and Columbia Large Cap Growth have the same management teams respectively. These teams will continue to manage the combined assets of the respective funds after they merge. In the other cases, the manager(s) of the acquiring fund will assume responsibility for managing the fund.


            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

Q15.  WILL THE CUSIP NUMBER/QUOTRON SYMBOL FOR MY FUND CHANGE?
A15. In all cases, the CUSIP number/QUOTRON symbol of the target funds will change to that of the acquiring fund. If a new number or symbol is required, then it will be communicated to brokers and shareholders at a time closer to the merger.

Q16. WILL I RECEIVE THE SAME CLASS OF SHARES IN THE COMBINED FUND AS PART OF THE MERGER?
A16. The majority of the fund mergers will be placed in the same class in the acquiring fund as maintained in the target fund. There may be some instances where the acquiring fund does not offer the same class and in this case, a similar class of the fund will be utilized, as described in the fund proxy statements. For example, Columbia International Equity Fund shareholders invested in the T share class will be placed in the A hare class of the International Stock Fund.

Q17.  WHAT ARE THE TAX IMPLICATIONS FOR SHAREHOLDERS?
A17. We expect each merger to be a non-taxable transaction, and shareholders of the funds will not realize any gains or losses as a result of the merger. However, these transactions could trigger the funds to pay out dividend income and capital gains prior to merging, which may cause a taxable distribution for shareholders. We recommend that you review your situation with a tax advisor.

Q18.  WILL THERE BE AN INCOME/CAPITAL GAIN DISTRIBUTION?
A18. There may be a distribution of income and capital gain for the funds as required by IRS regulations. If there is a distribution, then it will be issued prior to the merger of the respective fund. We will also review distributions for the acquiring funds prior to the merger to conform to any IRS requirements.

Q19. CAN I EXCHANGE MY SHARES INTO (OR PURCHASE NEW SHARES OF) THE ACQUIRING FUND NOW RATHER THAN WAIT FOR THE MERGER?
A19. In many cases, yes. You may exchange/purchase shares before the merger if the fund you currently own is from the same fund family and if the same share class exists in the acquiring fund.
      NOTE: Not all classes of the acquiring funds will be available prior to the merger. An exchange is treated as a sale and is considered a taxable event, unlike the merger, which is not a taxable event for shareholders.

Q20. CAN I EXCHANGE MY SHARES INTO ANOTHER COLUMBIA FUNDS FUND RATHER THAN HAVING THEM MERGED INTO THE PROPOSED FUND?
A20. Yes. Columbia Funds has a number of mutual funds available that may be suitable for your investment needs. You may exchange to the same share class as the fund in which you are currently invested.
      NOTE: An exchange is treated as a sale and is considered a taxable event. We recommend that you review your situation with an advisor.


            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

Q21.  AM I BETTER OFF EXCHANGING NOW OR WAITING FOR THE MERGER?
A21. This is a personal decision and the outcomes of each will have different consequences for you. You have two options:
      1. If you stay in the fund until the merger, the transaction is expected to be a nontaxable event, but you may receive an income/capital gain distribution;
      2. If you exchange or sell now, the transaction will be a taxable event.
      NOTE: Not all classes of the acquiring funds will be available for exchanges prior to the merger. We recommend that you review your situation with a tax advisor.

Q22.  IF I EXCHANGE NOW, WILL I BE CHARGED A CDSC ON THIS TRANSACTION?
A22. All shares exchanged will maintain the appropriate aging schedules and a Contingent Deferred Sales Charge (CDSC) may apply on future redemptions, as described in the respective fund's prospectus.

Q23. WHEN I PURCHASED MY COLUMBIA FUND IT WAS CONSIDERED NO-LOAD, NOW THAT FUND IS BEING MERGED INTO A DIFFERENT COLUMBIA FUND. DOES THIS MEAN I WILL NOW HAVE TO PAY A LOAD FOR THE NEW (ACQUIRING) FUND?
A23. No. You will be invested into a no-load share class (generally class Z shares) of the acquiring fund. You will also be able to continue to purchase shares of the fund, or other funds within the fund family, on a no-load basis.

Q24. INSTEAD OF HAVING MY FUND MERGE INTO THE NEW FUND, I WOULD LIKE TO REDEEM MY SHARES. WILL I BE CHARGED ANY APPLICABLE CDSC OR WILL IT BE WAIVED?
A24.  You will be charged any applicable CDSC if you liquidate your shares.

Q25. WILL THERE BE ANY CHANGES IN THE SERVICES ON MY EXISTING ACCOUNT BECAUSE OF THE PROPOSED MERGERS?
A25.  There are no plans for changes in services at this time.

Q26.  WHEN WILL I RECEIVE MY NEW ACCOUNT NUMBER?
A26. At the completion of the merger, you will receive a statement confirming the merger transaction, your new account number, the value of the merger transaction, and the number of shares acquired in the merger. However, if your statement is produced by the Columbia Transfer Agent's group retirement plans system, TRAC, then it will not reflect a new account number.

Q27.  I HAVE AN AUTOMATIC INVESTMENT (AIP) AND / OR SYSTEMATIC WITHDRAWAL PLAN
      (SWP) WITH ONE OF THE TARGET FUNDS. WILL THAT TRANSFER TO THE ACQUIRING FUND?
A27. Yes. Once the merger is completed, unless you direct Columbia Funds Services, Inc. to do otherwise, your automatic investment plan (AIP) and / or systematic withdrawal plan (SWP) will continue with the acquiring fund.

Q28. I AM CURRENTLY RECEIVING AMOUNTS EACH YEAR FROM MY IRA ACCOUNT TO SATISFY MY REQUIRED MINIMUM DISTRIBUTION (RMD). WILL THIS AMOUNT AND / OR FEATURE BE AFFECTED BY THE MERGER OF MY FUND(S)?


            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

A28. No, your RMD calculation will be carried over to the new account and you will not experience any interruption of payment.

Q29.  WHAT WILL HAPPEN IF I ALREADY OWN THE ACQUIRING FUND?
A29. If you currently own the acquiring fund and your registration for both funds is the same, then we will combine your shares.

Q30.  DO YOU PLAN ANY FURTHER FUND CONSOLIDATIONS?
A30. This is the first step in a plan to leverage our assets and to realign the most talented people in Columbia Management. We are committed to actively managing our products, and we will continue to evaluate our mutual fund product lineup and make changes when necessary to strengthen our product universe to offer the best possible investments for shareholders. Until formal proposals are made to the appropriate Boards of Trustees about any future consolidations, it would be premature for us to comment.

Q31.  WHAT IS COLUMBIA MANAGEMENT?
A31. Columbia Management is the primary investment management division of Bank of America Corporation and is among the world's 30 largest asset managers with over $300 billion in assets under management as of September 30, 2004. Columbia Management manages equity, fixed income and cash investments for clients ranging from mutual fund shareholders and high-net-worth individuals to state pension funds, corporations, foundations and other institutional investors. Our ability to serve a wide variety of investors, the strong performance of our investment strategies and the sharp focus we maintain on the needs of our clients has made Columbia Management a formidable force within the asset management arena.

Q31.  WHO CAN I CONTACT FOR MORE INFORMATION?
A31.  Sales Support:                Financial Institutions
                                    (800) 215-5005

                                    OR

                                    Independent Advisors
                                    (800) 446-4008

                                    OR

                                    Retirement Investments
                                    (877) 894-3592

       Columbia shareholders:       Columbia Shareholder Services
                                    (800) 345-6611

       Media Inquiries:             Charles Salmans, Corporate Communications
                                    (212) 893-7280


            FOR INTERNAL WIM USE ONLY - NOT FOR EXTERNAL DISTRIBUTION

COLUMBIA FUNDS - OUTBOUND PHONE SCRIPT

Hello, my name is ________________ and I am calling to notify you of important information regarding your Columbia Funds account. This is not a sales call. May I please speak with______________.

Thank you for taking my call. I wanted to let you know that (the Columbia Common Stock Fund, the Columbia Growth Fund, the Columbia Contrarian Income Fund) is planning a special meeting on February 16th for shareholders to vote on an important issue affecting the Fund. Because we currently do not have a record of your vote, we wanted to see if you would be interested in voting over the phone right now. (Wait for affirmative answer.)

Before I continue, I'd like you to know that this call is being recorded to ensure that we accurately represent your wishes.

May I please have your name, street address and the last four digits of your social security number?

Would you like to vote in FAVOR as the Board of Trustees recommends, or would you like me to read the proposal to you? (Respond appropriately)

Thank you. Your vote has been recorded as___________. Is that correct? In the next three days, a confirmation of your vote will be mailed to you.

1/21/05